                                                                     EXHIBIT 1.2


                            EQUALITY BANCORP, INC.
                       FIRST MISSOURI FINANCIAL, M.H.C.
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.

                    Up to 1,729,323 Shares of Common Stock
                           of Equality Bancorp, Inc.
                          ($0.01 Par Value Per Share)


                               AGENCY AGREEMENT
                               ----------------


                               August ___, 1997


Trident Securities, Inc.
4601 Six Forks Road, 4th Floor
Raleigh, North Carolina 27609

Ladies and Gentlemen:

     Equality Bancorp, Inc., St. Louis, Missouri, a Delaware corporation ("Company"), First Missouri Financial, M.H.C., St. Louis, Missouri ("MHC"), a federally chartered mutual holding company, and Equality Savings and Loan Association, F.A., St. Louis, Missouri ("Association"), a federally chartered stock savings association, the deposit accounts of which are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF"), and the majority owned subsidiary of the MHC (the Company, MHC and Association are collectively referred to herein as the "Primary Parties"), hereby confirm, jointly and severally, their agreement with Trident Securities, Inc., Raleigh, North Carolina ("Trident") as of the date hereof, as follows:

     Introduction. On October 22, 1993, the Association reorganized into the mutual holding company structure in a transaction in which the MHC was formed. The MHC owns 52.3% of the issued and outstanding shares of common stock of the Association and the remaining 47.7% of the outstanding shares of common stock of the Association are owned by persons other than the MHC. The foregoing transaction is hereinafter referred to as the "MHC Reorganization."

     The MHC and the Association desire to eliminate the mutual holding company structure. In accordance with a Plan of Conversion and Reorganization of First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. ("Plan") adopted on May 16, 1997 and subsequently amended on June 20, 1997 by the Boards of Directors of the Primary Parties, the MHC proposes to convert from a federally chartered mutual holding company to a stock holding company with the Association reorganizing simultaneously as a wholly owned subsidiary of the Company (collectively, the "Conversion and Reorganization").

     Pursuant to the Plan, the Conversion and Reorganization will be effected as follows: (i) the MHC will convert to an interim federal stock savings association and merge with and into the Association, with the Association as the surviving entity and with the cancellation of the shares of common stock of the Association, $1.00 par value per share ("Association Common Stock"), issued and outstanding to the MHC as of the Closing Date (as hereinafter defined) and (ii) an interim federal stock savings association formed by the Company will merge with and into the Association, resulting in (a) the Association becoming a wholly owned subsidiary of the
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Page 2

Company and (b) the outstanding shares of Association Common Stock held by persons other than the MHC ("Public Association Shares") being exchanged for shares of common stock, $0.01 par value per share, of the Company ("Exchange Shares") pursuant to a specified exchange ratio ("Exchange Ratio") ("Exchange Offering"), all as described in the Plan.

     In addition to the Exchange Offering, pursuant to the Plan and as part of the Conversion and Reorganization, the Company is also offering up to 920,000 shares (subject to adjustment up to 1,058,000 shares) of its common stock, $0.01 par value per share ("Conversion Shares" and together with the Exchange Shares, "Common Stock" or "Shares") in a subscription offering ("Subscription Offering") to (i) Eligible Account Holders (as defined in the Plan), (ii) the ESOP (as defined in the Plan), (iii) Supplemental Eligible Account Holders (as defined in the Plan), (iv) Other Members (as defined in the Plan), (v) officers, directors and employees of the Primary Parties, and (vi) stockholders of the Association other than the MHC ("Public Stockholders"). The Company may offer any Conversion Shares not subscribed for in the Subscription Offering for sale in a community offering ("Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering") to certain members of the general public to whom a Prospectus (as herein after defined) is delivered by us on behalf of the Company with preference given to natural persons residing in the Missouri counties of St. Louis City, St. Louis, Jefferson, St. Charles and Franklin. If any Conversion Shares are not subscribed for or purchased in the Subscription and Community Offering, Trident may seek to form a syndicate of selected registered broker-dealers to assist in the sale of the Conversion Shares on a best efforts basis in a syndicated community offering ("Syndicated Community Offering"). The Subscription Offering, Community Offering, and Syndicated Community Offering, if any, together with the Exchange Offering, are collectively referred to as the "Offering."

     The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-1 (File No. 333-30469), including exhibits and as may be amended and/or supplemented ("Registration Statement"), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 ("1933 Act"), and has filed such amendments and supplements thereto, if any, and such amended prospectuses and supplemented prospectuses as may have been required to the date hereof. The prospectus, as amended and/or supplemented, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

     The MHC has filed with the Office of Thrift Supervision ("OTS") an Application for Approval of Conversion, including exhibits and as may be amended and/or supplemented ("Conversion Application"), including the Prospectus contained therein, and has filed such amendments or supplements thereto, if any, as may have been required pursuant to the Home Owners' Loan Act, as amended ("HOLA"), 12 C.F.R. 575.12(a) and 12 C.F.R. Part 563b ("Conversion Regulations"). In addition, the Company has filed with the OTS an application on Form H-(e)1-S, with exhibits (including such required filings in connection with the interim mergers described above which are part of the Conversion and Reorganization) and as may be amended and/or supplemented (collectively, the "Holding Company Application"), and has filed
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such amendments or supplements thereto, if any, as may have been required to become a registered savings and loan holding company under the HOLA.

     Section 1. Appointment of Trident; Trident's Services; Compensation and Expenses; Sale and Delivery of Shares.

     (a) Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint Trident to serve as their exclusive financial advisor to exercise its best efforts to sell the Conversion Stock in the Offering.

          (i) On the basis of the representations and warranties and the agreements herein, but subject to the terms and conditions herein, Trident hereby accepts such appointment. The Primary Parties acknowledge that Trident shall not be required to purchase any Conversion Stock and shall not be obligated to take any action inconsistent with all applicable laws, regulations, decisions or orders. Trident may assemble and manage a selling group of broker-dealers, which are members of the National Association of Securities Dealers, Inc. ("NASD"), to participate in the solicitation of purchase orders for Conversion Stock in the event of the Syndicated Community Offering. Members of such selling group will enter into a selected dealers' agreement ("Dealers' Agreement"), the form of which is set forth as Exhibit A to this Agreement.

          (ii) Trident agrees to perform the services described in the engagement letter dated May 16, 1997 and agreed to and accepted by the Association on May 19, 1997 (a copy of which is attached hereto as Exhibit B).

     The obligations of Trident pursuant to this Agreement shall terminate in accordance with Section 9 hereof.

     (b) Trident shall receive the following compensation for its services hereunder:

          (i) A management fee in the amount of $90,000 on the Closing Date (as hereinafter defined);

          (ii) For Conversion Shares sold by other NASD member firms in the Syndicated Community Offering, if any, pursuant to the Dealers' Agreement, a commission not to exceed a fee to be agreed upon jointly by Trident and the Association to reflect market requirements at the time of the stock allocation in the Syndicated Community Offering; and

          (iii) Trident shall be reimbursed for all allocable expenses incurred by it, including, but not limited to, legal fees, whether or not the Conversion and Reorganization is consummated. Reimbursement for such legal fees and other out-of-pocket expenses shall not exceed $22,500, and $7,500, respectively. Trident acknowledges receipt of $7,500 to be applied toward the payment of such expenses. Neither of the Primary Parties shall pay or reimburse Trident for any of the foregoing expenses which are incurred or accrued after Trident shall have notified either of the Primary Parties of its election to terminate this Agreement pursuant to Section 9 hereof or after such time as the Primary Parties shall have given notice to Trident of its or their
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     election to terminate this Agreement pursuant to Section 9 hereof that
     Trident is in breach of this Agreement.

     To the extent not previously paid, full payment of Trident's actual and accountable expenses shall be made in next day funds on the Closing Date (as hereinafter defined) or, if the Conversion and Reorganization is not completed and is abandoned or terminated for any reason, within five (5) days of receipt by the Primary Parties of a reasonable accounting from Trident of its expenses; provided, however, that the failure to renegotiate will not result in a termination of the Agreement.

     In the event of a resolicitation of subscribers, the parties agree to renegotiate the expense cap on legal fees and out-of-pocket expenses applicable to Trident.

          (c) The release of Shares against payment therefor shall be made on a date acceptable to Trident and at the principal office of the Company or Association or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof is herein called the "Closing Date." If all conditions precedent to the consummation of the Conversion and Reorganization are satisfied, including, without limitation, the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued the Shares sold in the Offerings and to release for delivery certificates for such Shares within three business days after the Closing Date against payment to the Company by any means authorized by the Plan; provided, however, that no Shares shall be released for delivery by the Company until the conditions specified in Section 4 hereof shall have been complied with to the reasonable satisfaction of Trident or waived in writing by Trident.

     In the event the Company is unable to sell a minimum of 680,000 Conversion Shares (or such lesser number as the OTS may authorize) by __________, 1997 any extension of such period as may be approved by the OTS), the Company shall refund to any persons who have subscribed for any of the Conversion Shares the full amount which it may have received from them, plus accrued interest as set forth in the Prospectus and none of the parties to this Agreement shall thereafter have any obligation to the other parties hereunder, except as set forth in this Section 1 and in Sections 5, 6, 7, 8 and 9 hereof.

     Section 2. Representations and Warranties of the Primary Parties. The Primary Parties, jointly and severally, represent and warrant to Trident as follows:

     (a) The MHC Reorganization was conducted in accordance with all applicable OTS rules and regulations, then in effect and the Primary Parties received, and complied in all materials respects with, all applicable regulatory approvals.

     (b) The Company has filed with the Commission the Registration Statement, including exhibits, amendments or supplements thereto. The Registration Statement was declared effective by the Commission on August ___, 1997. No stop order or equivalent order has been issued with respect to the Registration Statement and no proceedings therefor have been initiated or, to the best knowledge of the Primary Parties, threatened by the Commission.

     (c) As of the date of the Prospectus, and at all times subsequent thereto through and including the Closing Date, the Registration Statement complied in all material respects with the
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1933 Act and the 1933 Act Regulations. No order has been issued by the
Commission preventing or suspending the use of the Prospectus. No action by or for the Commission revoking such action is pending, or to the best knowledge of Primary Parties, threatened.

     (d) As of the date of the Prospectus, and at all times subsequent thereto, through and including the Closing Date, the Registration Statement and the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations and warranties in this subsection (d) shall not apply to statements or omissions which relate to Trident and which were made in reliance upon and in conformity with written information furnished to the Primary Parties by Trident, expressly for use in the Registration Statement or the Prospectus.

     (e) The MHC has filed the Conversion Application with the OTS. The Conversion Application was approved by the OTS on __________, 1997. No stop order or equivalent order has been issued with respect to the Conversion Application and, to the best knowledge of the Primary Parties, no proceedings therefor have been initiated or threatened by the OTS.

     (f) The Conversion Application complies in all material respects with the Conversion Regulations. The Prospectus, which is included in the Conversion Application, has been approved for use by the OTS and such approval is in full force and effect. All solicitation and marketing materials which are included in the Conversion Application have been approved for use by the OTS and such approval is in full force and effect. No order has been issued by the OTS preventing or suspending the use of the Prospectus. No action by or before the OTS revoking such approval is pending or, to the best knowledge of the Primary Parties, threatened.

     (g) The Company has filed the Holding Company Application with the OTS, which was approved on ___________, 1997. The Holding Company Application complies in all material respects with the Conversion Regulations.

     (h) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Certificate of Incorporation and Bylaws of the Company comply in all material respects with applicable laws and regulations. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect upon the business or operations of the Company. All of such licenses, permits and other governmental authorizations are in full force and effect, and the Company is in all material respects in compliance therewith. On the Closing Date, the Company will be duly qualified as a foreign corporation to transact business and will be in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the Company, taken as a whole.

     (i) The Association is a stock savings association organized and validly existing under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Prospectus. The Federal Stock Charter and Bylaws of the Association comply in all material respects with applicable laws and regulations. The
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Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect upon the business or operations of the Association. All of such licenses, permits and other governmental authorizations are in full force and effect, and the Association is in all material respects in compliance therewith. The deposit accounts of the Association are insured up to applicable limits by the FDIC under the SAIF. The Association is a member of the Federal Home Loan Bank ("FHLB") of Des Moines. The Association is duly qualified as a foreign corporation to transact business and is in good standing or is exempt from such qualification in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the Association, taken as a whole.

     (j) The MHC is a mutual holding company organized and validly existing under the laws of the United States, with full power and authority to own its properties and conduct its business as described in the Prospectus. The Charter and Bylaws of the MHC comply in all material respects with applicable laws and regulations. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such licenses, permits or authorizations would not have a material adverse effect on the MHC, taken as a whole. All of such licenses, permits and other governmental authorizations are in full force and effect, and the MHC is in all material respects in compliance therewith. The MHC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the MHC, taken as a whole.

     (k) The authorized capital stock of the Association consists of 1,000,000 shares of preferred stock, none of which are issued, and 4,000,000 shares of common stock, par value $1.00 per share, 445,000 of which are owned by the MHC, free, clear and unencumbered, and 391,400 of which are owned of record by Public Stockholders. All issuances and sales by the Association of its securities prior to the date hereof were exempt from registration under the 1933 Act, and all such issuances and sales complied in all material respects with the provisions of all applicable federal and state securities laws then in effect.

     (l) The Plan has been duly and validly adopted by the Boards of Directors of the Primary Parties. Prior to the Closing Date, the Plan will be duly and validly approved by the requisite vote of members of the MHC and by the requisite votes of the stockholders of the Association.

     (m) Prior to the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws and regulations, including all items, conditions, requirements and provisions precedent to the Conversion and Reorganization imposed upon the Primary Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus; provided, however, that no representation or warranty is made with respect to any action on the part of Trident or its agents. To the best knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS in approving the Plan or the Conversion Application pursuant to the HOLA or any other statute or regulation.
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     (n)  Except as disclosed in the Prospectus, neither of the Primary Parties owns of record or beneficially any equity securities of, or an equity interest in, any entity or business enterprise.

     (o) The Primary Parties each has good title to all assets material to its respective businesses and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Prospectus or as are not materially significant or important in relation to the business of the Primary Parties, taken as a whole. All of the leases and subleases material to the business of the Primary Parties under which any one of them holds property, including those set forth in the Prospectus, are in full force and effect as described therein.

     (p) This Agreement has been duly and validly authorized, executed and delivered by the Primary Parties. Assuming due execution and delivery by Trident, this Agreement constitutes the valid and legally binding obligation of the Primary Parties, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (q) The Primary Parties have received (i) the opinion of KPMG Peat Marwick LLP, to the effect that the Conversion and Reorganization will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended ("Code"), and (ii) the opinion of KPMG Peat Marwick LLP, to the effect that the Conversion and Reorganization will not be a taxable transaction under the laws of the State of Missouri; and the facts relied upon by such firm as set forth in such opinions are accurate and complete as of the date of such opinions.

     (r) The Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to perform all of their respective obligations hereunder and to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing sentence, on or before the Closing Date, the Company will have the power, authority, authorizations, approvals and orders to issue and sell the Shares in accordance with this Agreement, the Plan and the Prospectus.

     (s) Neither of the Primary Parties is in violation of any rule or regulation of the OTS or the FDIC or any other agency which materially and adversely affect the condition, financial or otherwise, operations, business or properties of the Primary Parties, taken as a whole. Neither of the Primary Parties is subject to any directive from the OTS or the FDIC (or their predecessors) or any other agency to make any change in the method of conducting its business or affairs. Each of the Primary Parties has conducted its business in material compliance with all applicable statutes and regulations (including, without limitation, all regulations, decisions, directives and orders of the FHLB of Des Moines, the OTS and the FDIC, or their predecessors). Except as set forth in the Registration Statement and the Prospectus, there is not pending or, to the best knowledge of the Primary Parties, threatened any litigation, charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body which, individually or in the aggregate, might materially affect the performance of the terms and conditions of this Agreement or the consummation of the transactions contemplated hereby or which, individually or in the aggregate, might result in any
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material adverse effect on the Primary Parties, taken as a whole.

     (t) The capitalization, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus as of the dates specified therein. Since such dates, there have been no material adverse changes in either the condition, financial or otherwise, assets, properties, operations or earnings of the Primary Parties, taken as a whole. Neither of the Primary Parties has any material contingent liabilities of any kind, except as set forth in the Prospectus.

     (u) No material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any agreement which is material to the condition, financial or otherwise, assets, properties or operations of the Primary Parties, taken as a whole. Such agreements are in full force and effect. No other party to any such agreement has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder.

     (v) Neither of the Primary Parties is in violation of its respective Certificate of Incorporation or Charter, as applicable, or Bylaws or in default in any respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness by which it is bound, except where such default would not materially and adversely affect the condition, financial or otherwise, assets, properties or operations of the Primary Parties, taken as a whole. The execution, delivery and performance of this Agreement by the Primary Parties and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the Charter or Certificate of Incorporation, as applicable, or Bylaws of the Primary Parties or (ii) in any respect violate, conflict with or constitute a breach of, or a default (or an event which, with notice or lapse of time, or both, would constitute a default), except where such violation, conflict, breach or default would not materially and adversely affect the condition, financial or otherwise, assets, properties or operations of the Primary Parties, taken as a whole under (I) any agreement, indenture or other instrument by which any of the Primary Parties is bound, or (II) any governmental license or permit or any law, administrative regulation or authorization, approval, court decree, injunction or order.

     (w) Subsequent to the respective dates as of which information is given in the Prospectus and before the Closing Date, except as otherwise may be specifically provided for in this Agreement, neither of the Primary Parties will
(i) issue any securities or incur any liability or obligation, direct or contingent for borrowed money, except (a) the shares of common stock to be issued by the Company in the Conversion and Reorganization and (b) borrowings from the FHLB of Des Moines and other borrowings and liabilities in the ordinary course of business, including, but not limited to, borrowings in the form of deposits, or (ii) enter into any other transaction not in the ordinary course of business which is material in light of the businesses and properties of the Primary Parties, taken as a whole.

     (x) On the Closing Date, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization."

     (y) When issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable, will conform in all material respects to the description
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thereof set forth in the Registration Statement and the Prospectus and will be issued in compliance in all material respects with all applicable securities laws. The issuance of the Shares is not subject to preemptive rights other than for subscription rights granted pursuant to the Plan. Upon issuance of the Shares thereof against payment therefor, purchasers shall have good title to such Shares free and clear of all claims, encumbrances, security interests and liens caused or created by any act or omission of the Company whatsoever. The certificates evidencing the Shares will conform in all material respects to the requirements of applicable laws and regulations.

     (z) Neither of the Primary Parties has: (i) placed any securities within the last 18 months (except for notes to evidence bank loans and mortgage-backed securities in the ordinary course of business); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Conversion and Reorganization and routine purchases and sales of securities for or from its portfolio; (iii) an officer or director who has any affiliation with the NASD; (iv) entered into a financial or management consulting agreement, except for the engagement letter attached hereto as Exhibit B (iv) engaged any intermediary between Trident and the Company in connection with any offering of the Shares, and no person is being compensated in any manner for such service.

     (aa) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a segregated interest-bearing account with the Association until all Shares are paid for, with provision (i) for prompt refund to subscribers if the transactions contemplated by the Plan and the Prospectus are otherwise not consummated or (ii) for delivery to the Company if the transactions contemplated by the Plan and the Prospectus are consummated.

     (bb) No approval of any regulatory, supervisory or other public authority is required of any of the Primary Parties in connection with the execution and delivery of this Agreement or the issuance and sale of the Shares, except the approval of the OTS, the Commission and the NASD and as may be otherwise required under the securities laws of various states.

     (cc) All contracts and other documents required to be filed as exhibits to the Conversion Application and the Registration Statement have been filed with the OTS and the Commission, respectively.

     (dd) KPMG Peat Marwick LLP, the public accounting firm which has certified the consolidated financial statements of the Association included in the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (ee) Rubin, Brown, Gornstein & Co. LLP, the public accounting firm which has certified the financial statements of EMC not included in the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (ff) Since the consummation of the MHC Reorganization, each of the Primary Parties has (i) timely filed all required federal and state tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, (ii) paid all taxes that have become due,
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and (iii) made adequate reserves for similar current tax liabilities, except where the failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the Primary Parties, taken as a whole.

     (gg) The records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agent for use in connection with the Conversion and Reorganization are reliable and accurate in all material respects.

     (hh) RP Financial, LC. ("Appraiser"), the corporation which prepared an appraisal of the estimated pro forma fair market value of the Common Stock, is independent with respect to the Primary Parties within the meaning of the Conversion Regulations.

     (ii) The Primary Parties comply in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 as amended, and the regulations and rules thereunder.

     (jj) All supplemental sales literature, including but not limited to, marketing materials, used by the Company in connection with the Offering, which is required by the Conversion Regulations to be filed with the OTS or by the 1933 Act Regulations to be filed with the Commission, has been filed with and cleared by the OTS and the SEC.

     (kk) To their best knowledge, the Primary Parties comply with all laws, rules and regulations relating to environmental protection, and neither of the Primary Parties has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law, except for violations which, if asserted, would not have a material adverse affect on the Primary Parties, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending, or, to the best knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor does any of the Primary Parties have any reason to believe any such proceedings may be brought against any of them. To the best knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, at or about any of the facilities or properties owned or leased by any of the Primary Parties.

     (ll) Neither of the Primary Parties, has made any payment of funds of the Primary Parties as a loan for the purpose of purchasing the Shares (except for the loan to be made by the Company to the ESOP).

     (mm) Equality Commodity Corporation ("ECC") is a wholly owned subsidiary of the Association; ECC is organized, validly existing and in good standing under the laws of the State of Missouri, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the Primary Parties, taken as a whole; ECC holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licenses, permits or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the outstanding capital stock of ECC has been duly authorized and is fully paid and non-assessable, and is owned

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Page 11


directly by the Association, free and clear of any liens or encumbrances; the activities of ECC are permitted to subsidiaries of a federally-chartered savings association by the HOLA and OTS regulations.

     (nn) Equality Mortgage Corporation ("EMC") is a wholly-owned subsidiary of the Association; EMC is organized, validly existing and in good standing under the laws of the State of Missouri, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; EMC holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licenses, permits or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the outstanding capital stock of EMC has been duly authorized and is fully paid and non-assessable, and is owned directly by the Association, free and clear of any liens or encumbrances; the activities of EMC are permitted to subsidiaries of a federally-chartered savings association by the HOLA and OTS regulations.

     (oo) Dutch Town Development Co. ("Dutch Town") is a wholly-owned subsidiary of ECC; Dutch Town is organized, validly existing and in good standing under the laws of the State of Missouri, with full power and authority to own its property and conduct its business and is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification has or would have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; Dutch Town holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licenses, permits or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all of the outstanding capital stock of Dutch Town has been duly authorized and is fully paid and non-assessable, and is owned directly by ECC, free and clear of any liens or encumbrances; the activities of Dutch Town are permitted to subsidiaries of a federally-chartered savings association by the HOLA and OTS regulations and the policies and practices of the OTS.

     (pp) EMC and ECC are the only direct subsidiaries of the Association, and Dutch Town is the only direct subsidiary of ECC.

     (qq) The consolidated financial statements of the Association which are included in the Registration Statement, the Conversion Application and the Prospectus present fairly the balance sheet, statements of income, stockholders' equity and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, Regulation S-X of the Commission, and generally accepted accounting principles ("GAAP") consistently applied through the periods involved (except as noted therein). Such financial statements are consistent with the most recent financial statements and other reports filed by the Association with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Association included in the Registration Statement and
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Page 12

the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the bases described therein.

     (rr) The balance sheet of Equality Mortgage Corporation ("EMC") as of March 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years ended March 31, 1997, 1996 and 1995, which were examined and reported upon by Rubin, Brown, Gornstein & Co. LLP, independent certified public accountants for EMC, and which are not included in the Registration Statement and the Prospectus, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be otherwise noted in the footnotes thereto) and fairly present the consolidated financial position of EMC at such dates and the results of its operations, its retained earnings and its cash flows for such periods.

     Section 3. Representations and Warranties of Trident. Trident represents and warrants to the Primary Parties that:

     (a) Trident is registered as a broker-dealer with the Commission and no withdrawal of its registration is pending or, to the knowledge of Trident, threatened. Trident is in good standing with the Commission and the NASD.

     (b) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

     (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 6 and 7 hereof may be unenforceable as against public policy. Trident has all corporate power and authority necessary to perform all of its obligations under this Agreement.

     (d) Trident is authorized and has all licenses, approvals and permits necessary to perform the services to be rendered by it pursuant to this Agreement, and Trident is a registered selling agent in the jurisdictions in which the Shares will be offered for sale and no withdrawal of its registration is pending or, to the knowledge of Trident, threatened. Trident will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion and Reorganization is consummated or terminated.

     (e) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument to which Trident is a party or by which it or its property is bound, except where such events would not materially and adversely affect the financial conditions or operations of Trident.

Trident Securities, Inc.
Page 13

     (f) Any funds received by Trident to purchase Shares will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     (g) No action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court is pending, or to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer (provided that for this purpose, Trident shall not regard any action as "threatened" unless the Commission, the NASD, or any state securities commission or such court has manifested to the management of Trident or to its counsel the present intention to initiate such action or proceeding).

     (h) No action, suit, charge or proceeding is pending, or to the knowledge of Trident, threatened, against Trident which, if determined adversely to Trident, would have a material adverse effect upon the ability of Trident to perform its obligations under this Agreement.

     Section 4. Covenants and Agreements of the Primary Parties. The Primary Parties, jointly and severally, covenant and agree that:

          (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident may reasonably request. The Company hereby authorizes and directs Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

          (b) The MHC will notify Trident immediately upon obtaining knowledge of the following, and confirm the notice in writing: (i) when any amendment or supplement to the Conversion Application is filed with the OTS or when any supplement to the Prospectus is filed with the OTS; (ii) of the issuance by the OTS of any stop order relating to the Conversion Application or the Prospectus or of the initiation or the threat of any proceedings for such purpose; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and (iv) of the receipt of any comments from the OTS relating to the Conversion Application or the Prospectus. In the event the OTS enters a stop order relating to the Conversion Application or the Prospectus at any time, the MHC will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (c) The Company will notify Trident immediately upon obtaining knowledge of the following, and confirm the notice in writing: (i) when any amendment or supplement to the Registration Statement is filed with the Commission or when any supplement to the Prospectus is filed with the Commission; (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or the Prospectus or of the initiation or the threat of any proceedings for such purpose; (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction; and (iv) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus. In the event the Commission enters a stop order relating to the Registration Statement or the Prospectus at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

          (d) During the time when the Prospectus is used in connection with the offer and sale of the Shares, the Primary Parties will comply in all material respects with all applicable requirements of the 1933 Act and the 1933 Act Regulations, as now in effect and as hereafter

Trident Securities, Inc.
Page 14

amended, as from time to time in force, so far as is necessary to permit the continuance of offers and sales of or dealings in the Shares, in accordance with the provisions hereof and the Prospectus. If, during the period when the Prospectus is used in connection with the offer and sale of the Shares, any event relating to or affecting any of the Primary Parties shall occur as a result of which it is necessary, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, the Primary Parties shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Primary Parties will not file or use any amendment or supplement to the Conversion Application, the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or as to which Trident shall reasonably object after having been furnished such copy. For the purpose of this subsection (d), the Primary Parties shall furnish such information with respect to themselves as Trident from time to time reasonably may request.

          (e) The Company will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company, if necessary, under the state securities or "blue sky" laws of such jurisdictions as Trident and the Company may agree upon; provided, however, that the Company will not be obligated to qualify as a foreign corporation under the laws of any such jurisdiction. In each jurisdiction in which such qualification or registration will be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, will file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (f) The Company shall file with the Commission a registration statement for the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the completion of the Conversion and Reorganization and will request that such registration statement become effective upon the completion of the Conversion and Reorganization, and the Company will maintain the effectiveness of such registration under Section 12(g) of the Exchange Act for not less than three years or such shorter period as may be permitted by law.

          (g) For a period of three years from the date of this Agreement or for such shorter period of time during which the Company has a class of securities registered under the Exchange Act, the Company will furnish the following to
Trident: (i) as soon as publicly available after the end of each fiscal year, a copy of the Annual Report to Stockholders for such year; (ii) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (iii) from time to time, such other public information concerning the Association and the Company as Trident may reasonably request.

          (h) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

Trident Securities, Inc.
Page 15

          (i) The Company will not deliver the Shares until each and every condition set forth in Section 4 hereof has been satisfied in full, unless such condition is waived in writing by Trident.

          (j) The Primary Parties will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (k) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS.

          (l) The Company and the Association will not sell, issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than
(i) the Shares, or (ii) other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

          (m) The Company will use its best efforts to (i) encourage and assist at least three market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on The Nasdaq Stock Market effective on or prior to the Closing Date.

          (n) The Company and the Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of their obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (o) The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days after the Closing Date.

          (p) Neither of the Primary Parties will amend the Plan without notifying Trident prior thereto.

          (q) The Primary Parties shall assist Trident, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Trident with any information necessary to assist the Company in allocating the Shares in such event ("Allocation Instructions"), and to the best knowledge of the Primary Parties, such information shall be accurate and reliable in all material respects.

     Section 5. Conditions of Trident's Obligations. The obligations of Trident set forth

Trident Securities, Inc.
Page 16

in this Agreement shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Primary Parties of their respective covenants and obligations hereunder and to the following additional conditions:

     (a) On the Closing Date, the Primary Parties shall have satisfied the conditions precedent to, and will have conducted the Conversion and Reorganization in all material respects in accordance with, the Plan, the Conversion Regulations and all applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and conditions precedent to the Conversion and Reorganization imposed by the OTS.

     (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement or, with Trident's consent, at a later time and date. At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion and Reorganization shall have been issued or proceedings therefor initiated or, to the best knowledge of the Primary Parties, threatened by the Commission, the OTS, the FDIC, or any state authority.

     (c) On the Closing Date, Trident shall receive an opinion of Schiff Hardin & Waite, Chicago, Illinois, special counsel to the Primary Parties, as to matters of the laws of the United States and the Delaware Business Corporation Act, as set forth in Exhibit C hereto, dated as of the Closing Date and addressed to Trident.

     In giving the foregoing opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Primary Parties and on certificates of public officials delivered pursuant hereto For purposes of the opinion, counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Primary Parties.

     Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord of the American Bar Association Section of Business Law
(1991) ("Accord"), and references in such opinion to counsel's "best knowledge" may be limited to "actual knowledge" as defined in the Accord. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist. In rendering such opinion, counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise, and counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Primary Parties of this Agreement or the issuance of the Shares.

     (d) On the Closing Date, Trident shall receive an opinion of Julius H. Berg, P.C., St. Louis, Missouri, local counsel to the Primary Parties, as to matters of the laws of the State of Missouri, as set forth in Exhibit D hereto, dated as of the Closing Date and addressed to Trident.

     In giving the foregoing opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Primary Parties and on certificates of public officials delivered

Trident Securities, Inc.
Page 17


pursuant hereto. For purposes of the opinion, counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Primary Parties.

     Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord of the American Bar Association Section of Business Law
(1991) ("Accord"), and references in such opinion to counsel's "best knowledge" may be limited to "actual knowledge" as defined in the Accord. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist. In rendering such opinion, counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise, and counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Primary Parties of this Agreement or the issuance of the Shares.

     (e) On the Closing Date, Trident shall receive a letter of Schiff Hardin & Waite, dated as of the Closing Date, addressed to Trident as set forth in Exhibit E hereto.

     (f) Counsel for Trident shall have been furnished such documents as such counsel reasonably may require for the purpose of enabling such counsel to review or pass upon the matters required by Trident and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including, but not limited to, resolutions of the Boards of Directors of the Primary Parties regarding the authorization of this Agreement and the transactions contemplated hereby.

     (g)  Prior to and at the Closing Date, in the reasonable opinion of
Trident: (i) there shall have been no material adverse change in the Primary Parties, taken as a whole, from that as of the latest date as of which such condition is set forth in the Prospectus except as referred to therein; (ii) there shall have been no material transaction entered into by either of the Primary Parties from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein and transactions in the ordinary course of business;
(iii) neither of the Primary Parties shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their respective businesses with which it has not complied (which direction if any, shall have been disclosed to Trident) or which materially and adversely would affect the business, operations, condition, financial or otherwise, or income of the Primary Parties, taken as a whole; (iv) no action, suit or proceeding, at law or in equity, or before or by any federal or state commission, board or other administrative agency, or before any arbitrator or arbitrators, shall be pending or, to the best knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their respective assets that would materially and adversely affect the business, operations, financial condition or income of the Primary Parties, taken as a whole; and (v) the Shares shall have been qualified or registered, if necessary, for offering and sale by the Company under the securities or "blue sky" laws of each jurisdiction upon which Trident and the Company shall have agreed.

     (h) At the Closing Date, Trident shall receive a certificate of the President and the Principal Financial Officer of each of the Primary Parties on behalf of the Primary Parties, dated the Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, at the time the Prospectus became authorized for use and at the Closing Date, the Prospectus did not

Trident Securities, Inc.
Page 18


contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including, without limitation, any material adverse change in the business, financial condition, income or operations of the Association; (iii) since the date the Prospectus became authorized for use, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (e) of this Section 5 have been satisfied; (iv) no order has been issued by the Commission or the OTS to suspend the effectiveness of the Prospectus or to terminate the Offerings and, to their best knowledge, no action for such purposes has been instituted or threatened by the Commission or the OTS; (v) to their best knowledge, no person has sought to obtain review of the final action of the OTS approving the Plan pursuant to the HOLA; and (vi) all of the representations and warranties contained in Section 2 hereof are true and correct with the same force and effect as though expressly made on the Closing Date and all of the covenants and obligations of the Primary Parties set forth in this Agreement have been fulfilled.

     (i) At the Closing Date, Trident shall, if it has not already received, receive, among other documents, (i) a copy of the order from the Commission declaring the Registration Statement effective; (ii) a copy of the letters from the OTS approving the Conversion Application and authorizing the use of the Prospectus; and (iii) a copy of the letter from the OTS approving the Holding Company Application.

     (j) Concurrently with the execution of this Agreement, Trident shall have received a letter from KPMG Peat Marwick LLP, independent certified public accountants for the Association, dated the date hereof and addressed to Trident, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

     (k) Concurrently with the execution of this Agreement, Trident shall have received a letter from Rubin, Brown, Gornstein & Co. LLP, independent certified public accountants for EMC, dated the date hereof and addressed to Trident, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

     (l) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from KPMG Peat Marwick LLP, independent certified public accountants, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

     (m) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from Rubin, Brown, Gornstein & Co. LLP, independent certified public accountants for EMC, dated the Closing Date and addressed to Trident, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) business days prior to the Closing Date.

     (n) All opinions, certificates, letters and documents prepared for Trident's reliance shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of

Trident Securities, Inc.
Page 19


Trident, satisfactory to Trident. Any certificates signed by an officer or director of either of the Primary Parties prepared for Trident's reliance and delivered to Trident or to counsel for Trident that specifically references this Agreement, shall be deemed a representation and warranty by the Primary Parties to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement in accordance with the foregoing, the Association shall reimburse Trident for its accountable expenses as provided in Section 1 hereof.

     Section 6. Indemnification. (a) The Primary Parties, jointly and severally, hereby agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act:

          (i) Against any and all loss, liability, claim, damage and expense whatsoever, including but not limited to, legal fees and expenses, reasonably incurred by any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) (A) arising out of or based upon any breach of any representation or warranty by the Primary Parties contained in this Agreement, (B) arising out of or based upon the failure of any of the Primary Parties to fulfill any covenant or obligation set forth in this Agreement, (C) arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (I) the Registration Statement or the Prospectus or (II) any application (including the Conversion Application and the Holding Company Application) or other document or communication (in this Section 6, collectively the "Application") prepared or executed by or on behalf of either of the Primary Parties and based upon written information furnished by or on behalf of either of the Primary Parties with the consent of either of the Primary Parties to qualify the Shares under the securities laws of the United States or any state or filed with the Commission or the OTS , unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Primary Parties with respect to Trident by or on behalf of Trident expressly for use in the Registration Statement the Prospectus or any Application, or any amendment or supplement thereof, or (D) arising out of or based upon the Conversion and Reorganization or the engagement of Trident under this Agreement. This indemnity shall be in addition to any liability that any of the Primary Parties may have to Trident otherwise;

          (ii) Against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission referenced in subsection (i) of this Section 6(a), or any alleged untrue statement or omission referenced in subsection (i) of this
Section 6(a), if such settlement is effected with the prior written consent of the Primary Parties; and

          (iii) Against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) the Allocation Instructions or (B) any records of any account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agents for use during the Conversion and Reorganization.

Trident Securities, Inc.
Page 20


     (b) Trident hereby agrees to indemnify and hold harmless the Primary Parties, their respective officers, directors and the employees and each person, if any, who controls the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Primary Parties to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus, the Registration Statement, any Application in reliance upon, and in conformity with, written information furnished to the Primary Parties with respect to Trident by or on behalf of Trident expressly for use in the Prospectus, the Registration Statement, or any Application; or (B) any liability of the Primary Parties found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident. This indemnity shall be in addition to any liability that Trident may have to the Primary Parties otherwise.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party of the commencement thereof; provided, however, that the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party unless the failure to provide such notice to the indemnifying party results in the forfeiture by such party of substantial rights or defenses. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation, except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel, unless: (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel, or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel) that said firm may retain for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 5 if any settlement of any such action is effected without such indemnifying party's consent.

     Section 7. Contribution. (a) The parties agree that the provisions of this Section 6 shall apply to the fullest extent permitted by Sections 23A and 23B of the Federal Reserve Act.

Trident Securities, Inc.
Page 21


In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 6 hereof is for any reason held to be unavailable to Trident or the Primary Parties other than in accordance with its terms, the Primary Parties, on the one hand, and Trident, on the other, shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by such indemnity incurred by the Primary Parties and Trident (i) in such proportion to reflect the relative benefits received by the Primary Parties, on the one hand, and Trident, on the other, from the offering of the Conversion Shares or, (ii) if the allocation provided by clause (i) in this Section 7 is not permitted by applicable law, in such proportion as to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Primary Parties, on the one hand, and Trident, on the other, in connection with the actions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties, on the one hand, and Trident, on the other, shall be deemed to be in the same proportions as the total gross proceeds from the sale of the Conversion Shares received by the Primary Parties bear to the total fees received by Trident under this Agreement. The relative fault of the Primary Parties, on the one hand, and Trident, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties or by Trident, the relative intent of the parties, the knowledge of the parties, access to information and opportunity to correct or prevent such statement or omission.

     (b) The Primary Parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, Trident shall not be required to contribute any amount in excess of the amount by which fees payable to Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudicated guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who is not adjudicated guilty of such fraudulent misrepresentation.

     Section 8. Survival of Agreements, Representations, Warranties and Indemnities. The respective indemnities of the Primary Parties and of Trident and the representations and warranties of the Primary Parties set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Primary Parties or any controlling person or indemnified party referred to in Section 6 hereof, and shall survive any termination of this Agreement and/or the issuance of the Shares. Any successor or assign of Trident or of the Primary Parties, any controlling person and any legal representative of Trident or the Primary Parties shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations contained in this Agreement.

     Section 9. Termination. (a) The obligations of Trident pursuant to this Agreement shall terminate upon the earliest to occur of (i) completion, termination or abandonment of the

Trident Securities, Inc.
Page 22


Plan by the Primary Parties, (ii) termination of the Offerings, or (iii) 45 days after the completion of the Offerings unless extended by written agreement of all parties.

     (b) Notwithstanding the foregoing, Trident may terminate this Agreement by giving notice at any time after this Agreement becomes effective, as follows:

          (i) If the obligations of Trident cannot, in the reasonable opinion of Trident, be fulfilled because of the material breach of any of the representations or warranties contained in Section 2 hereof, the failure of the Primary Parties to perform their covenants and obligations under this Agreement or the failure of the Primary Parties to fulfill any of the other conditions set forth under Section 4 hereof;

          (ii) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets, such as to make impracticable, in the reasonable opinion of Trident, proceeding with the Offerings; or if trading on the New York Stock Exchange shall have been suspended or if limits in prices or volumes or the manner of trading shall have been imposed by the New York Stock Exchange; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Primary Parties shall have sustained a material or substantial loss by, but not limited to, fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition or prospects of the Primary Parties; or

          (iii) If Trident elects to terminate this Agreement under any other section of this Agreement.

     (c)  If Trident elects to terminate this Agreement as provided in this
Section 9(b), the Primary Parties shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

     (d) (i) The Primary Parties may terminate this Agreement by giving notice of a material breach of this Agreement by Trident at any time after this Agreement becomes effective.

          (ii) If the Primary Parties elect to terminate this Agreement as provided in this Section 8(d), Trident shall be notified promptly by the Primary Parties by telephone or telegram, confirmed by letter.

     (e) If this Agreement is terminated for any of the reasons set forth in this Section 8, the Primary Parties shall reimburse Trident for any expenses incurred by Trident which are reimbursable in accordance with Section 1 hereof.

     Section 10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and:

     If sent to Trident, shall be mailed, delivered or telegraphed and confirmed by letter to:

                    R. Lee Burrows, Jr.

Trident Securities, Inc.
Page 23


                    Trident Securities, Inc.
                    4601 Six Forks Road, 4th Floor
                    Raleigh, North Carolina 27609

with a copy to:

                    Paul M. Aguggia, Esquire
                    Breyer & Aguggia
                    1300 I Street, N.W.
                    Suite 470 East
                    Washington, D.C. 20005

     If sent to the Primary Parties, shall be mailed, delivered or telegraphed and confirmed by letter to:

                    Richard C. Fellhauer
                    President and Chief Executive Officer
                    Equality Savings and Loan Association, F.A.
                    4131 South Grand Boulevard
                    St. Louis, Missouri 63118

with a copy to:

                    Christopher J. Zinski, Esquire
                    Schiff Hardin & Waite
                    7200 Sears Tower
                    Chicago, Illinois 60606

     Section 11. Parties. The Primary Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned. Trident shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Primary Parties, when the same shall have been given by the undersigned or any other officer of the Primary Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Primary Parties, and their controlling persons and indemnified parties referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, or in respect of, or by virtue of, this Agreement or any provision herein contained.

     Section 12. Closing. At the Closing Date, Trident shall submit a list of the persons subscribing for the Shares and the number of Shares so subscribed. The Primary Parties shall deliver to Trident in next day funds the management fee and remaining expenses due and owing to Trident as set forth in Section 1 hereof, and the opinions and certificates required hereby and other documents deemed reasonably necessary by Trident shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Section 13. Partial Invalidity. In the event that any term, provision or covenant of this Agreement or the application thereof to any circumstance or situation shall be invalid or unenforceable in whole or in part, the remainder hereof and the application of such term,

Trident Securities, Inc.
Page 24


provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant of this Agreement shall be valid and enforceable to the full extent permitted by law. If, however, any term, provision or covenant of this Agreement is declared invalid as unenforceable by a court or competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a similar result.

     Section 13. Construction. This Agreement shall be construed in accordance with the internal laws of the State of North Carolina (without regard to conflicts of laws principles).

     Section 14. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                                *      *      *

Trident Securities, Inc.
Page 25


     If the foregoing correctly sets forth the arrangement between the Primary Parties and Trident, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Trident's acceptance shall constitute a binding agreement.

                                       Very truly yours,

                                       EQUALITY BANCORP, INC.



                                       By:
                                            -------------------------------
                                       Its:
                                            -------------------------------


                                    FIRST MISSOURI FINANCIAL, M.H.C.



                                    By:
                                         -------------------------------
                                    Its:
                                         -------------------------------


                                    EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.



                                    By:
                                         -------------------------------
                                    Its:
                                         -------------------------------


Agreed to and accepted as of
the date first above written

TRIDENT SECURITIES, INC.



By:
     -----------------------
Its:
     -----------------------

Trident Securities, Inc.
Page 1


                                                                       EXHIBIT A


                            EQUALITY BANCORP, INC.
                       FIRST MISSOURI FINANCIAL, M.H.C.
                  EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A.


                    Up to 1,729,323 Shares of Common Stock
                           of Equality Bancorp, Inc.
                          ($0.01 Par Value Per Share)


                          Selected Dealers' Agreement
                          ---------------------------


                              ____________, 1997


Gentlemen:

     We have agreed to assist First Missouri Financial, M.H.C., St. Louis, Missouri ("MHC"), a federally chartered mutual holding company, and Equality Savings and Loan Association, F.A., St, Louis, Missouri ("Association"), a federally chartered stock savings association, in connection with the offer and sale of up to 920,000 shares of the common stock, par value $0.01 per share ("Conversion Shares"), of Equality Bancorp, Inc., St. Louis, Missouri ("Company"), a Delaware corporation, to be issued in connection with the conversion of the MHC from a mutual holding company to a stock holding company and simultaneous reorganization of the Association as a wholly owned subsidiary of the Company ("Conversion and Reorganization"), pursuant to the Home Owners' Loan Act, as amended, and 12 C.F.R. 575.12(a). The MHC, Association and Company are collectively referred to as the "Primary Parties."

     The total number of Conversion Shares to be offered may be decreased to a minimum of 680,000 shares and increased to a maximum of 1,058,000 shares. The price per share has been fixed at $10.00. The Conversion Shares, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated August ____, 1997 ("Prospectus"). In connection with the Conversion and Reorganization, the Company, is offering for sale such Conversion Shares, in a Subscription Offering (as defined in the Prospectus). Any Shares not sold in the Subscription Offering shall be offered to the general public in the Community Offering (as defined in the Prospectus).

     The Subscription and Community Offerings are being conducted under a Plan of Conversion and Reorganization adopted on May 16, 1997 and subsequently amended on June 30, 1997, by the Boards of Directors of the Primary Parties. The Subscription and Community Offerings are further being conducted in accordance with the regulations of the OTS and subject to the provisions contained in the Plan.

     The Conversion Shares are also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Primary Parties ("Approved Brokers").

     We are offering the Approved Brokers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Conversion Shares, and we shall pay you a fee in the amount of ____ percent (____%) of the dollar amount of the Conversion Shares sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Association for the purpose of holding such funds. It is understood, of course, that payment of your fee shall be made only out of compensation received by us for the Conversion Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we shall remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Conversion Shares must set forth the identity and address of each person to whom the certificates for such Conversion Shares should be issued and delivered. Such order form also must clearly identify you firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Equality Bancorp, Inc."

     This offer is made subject to the terms and conditions herein set forth and is made only to Approved Brokers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

     Orders for Conversion Shares shall be subject to confirmation and we, acting on behalf of the Primary Parties, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Primary Parties, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Conversion Shares. No Approved Broker is authorized to act as agent for us when soliciting offers to buy the Conversion Shares from the public or otherwise. No Approved Broker shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Conversion Shares during the offering.

     We and each Approved Broker assisting in selling Conversion Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state laws and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it shall not use a sweep arrangement and that it shall transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 house prior to delivery of such person's order form.

     We and each Approved Broker further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under

Trident Securities, Inc.
Page 3


the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Conversion Shares ordered on or before noon of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we shall subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we shall mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we shall debit accounts of such customers of the third business day ("Debit Date") following receipt of the confirmation referred to in
(i), and (iv) we shall forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion and Reorganization. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion and Reorganization.

     You agree that at any time or times prior to the termination of this Agreement you shall, upon our request, report to us the number of Conversion Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we shall inform you as to the states in which we believe the Conversion Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Conversion Shares in any state.

     Additional copies of the Prospectus and any supplements thereto shall be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of North Carolina.

     Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Trident Securities, Inc., 4601 Six Forks Road, 4th Floor, Raleigh, North Carolina 27609. The enclosed duplicate copy shall evidence the agreement between us.

Trident Securities, Inc.
Page 4




                                       TRIDENT SECURITIES, INC.



                                       By:
                                            ---------------------------
                                       Its:
                                            ---------------------------


CONFIRMED AS OF:



___________________, 1997



------------------------------
(Name of Dealer)

By:
     -------------------------
Its:
     -------------------------

                                                                       EXHIBIT C
                                                                       ---------


                               ___________, 1997




Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

     Re:  First Missouri Financial, M.H.C.
          Mutual-to-Stock Conversion
          -------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to First Missouri Financial, M.H.C., a federally-chartered-mutual-holding company (the "MHC"), in connection with the MHC's conversion from the mutual form to the stock form of organization, the concurrent formation of Equality Bancorp, Inc., a Delaware corporation (the "Company"), as the holding company for Equality Savings and Loan Association, F.A. (the "Association"), and the issuance and sale of ______ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock"), as more fully described in the Company's registration statement on Form S-1, Registration No. 333-30469, as amended by pre-effective amendment no. 1 thereto (the

Trident Securities, Inc.
Page 2

"Registration Statement"), and the related final prospectus dated ________, 1997 (the "Prospectus") in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"). The MHC, the Association and the Company are referred to herein as the Primary Parties.

     This opinion is being delivered to you pursuant to Section 4(c) of that certain Agency Agreement, dated ___________, 1997, by and among the MHC, the Association, the Company and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     In connection with this opinion, we have examined the following documents:

     (a)  the executed Agreement;

     (b)  the Registration Statement and Prospectus;

     (c) the Application for Conversion on Form AC and amendment thereto filed with the Office of Thrift Supervision (the "Conversion Application");

     (d)  the Certificate of Incorporation of the Company;

     (e)  the Bylaws of the Company, certified by the Secretary of the Company;

     (f) the definitive special meeting proxy statement for the special meeting of stockholders of the Association held on ___________, 1997;

     (g) a certificate of the Secretary of State of Delaware, attesting to the continued existence and good standing of the Company in Delaware;

     (h) copies of resolutions adopted by the Board of Directors of the MHC at meetings held on _______________, copies of resolutions adopted by the Board of Directors of the Association at meetings held on _____________ and copies of resolutions adopted by the Board of Directors of the Company by unanimous written consent effective _______________ and at meetings held on ____________________; and

     (i)  a specimen certificate of the Common Stock.

We also have examined and relied upon such other documents and instruments, including certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     For purposes of this opinion, we have assumed without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than the Primary Parties and their officers, to execute, deliver and perform each document heretofore executed and delivered, and to do each other act heretofore done by such person; (c) the due authorization, execution and delivery by each person, other than the Primary Parties and their

Trident Securities, Inc.
Page 3

officers, of each document heretofore executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than the Primary Parties and their officers, of each document heretofore executed and delivered, and of each other act heretofore done by such person;
(e) the genuineness of each signature (other than signatures of the officers of the Primary Parties) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     As to the factual basis for those parts of our opinion that are stated to be qualified with the statement "to the best of our knowledge," or "to our knowledge" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Primary Parties, Equality Mortgage Corporation ("EMC"), Equality Commodity Corporation ("ECC") and Dutch Town Development Co. ("DTDC")(EMC, ECC and DTDC are collectively referred to herein as the "Subsidiaries") and upon the accuracy of the representations and warranties contained in the Agreement. As to references in our opinion to "pending" matters or to future actions or events, such as references to "will be complied with," or "will have" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Primary Parties and the Subsidiaries. Although we have made no verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified.

     As to the opinion in paragraph (x), we have not regarded any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Primary Parties or the Subsidiaries, as the case may be, or to us, a present intention to initiate such litigation or proceeding.

     On the basis of and subject to the foregoing and the qualifications stated below, we are of the following opinion.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and its Certificate of Incorporation and Bylaws comply in all material respects with the Delaware General Corporation Law.

          (ii) The Company has full power and authority to own, lease and operate its properties and to conduct its business as such properties and business are described in the Prospectus.

          (iii) The Association is a stock savings association validly existing under the HOLA with full power and authority to own its properties and conduct its business as described in the Prospectus. To the best of our knowledge, the Association has obtained all federal banking licenses, permits and other federal banking governmental authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain

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Trident Securities, Inc.
Page 4

     such licenses, permits or governmental authorizations would not have a material adverse effect on the Primary Parties, taken as a whole. The deposit accounts of the Association are insured up to applicable limits by the FDIC, and the Association is a member of the FHLB of Des Moines.

          (iv) The MHC is a federal mutual holding company validly existing under the HOLA with full corporate power and authority to own its properties and conduct its business as such properties and business are described in the Prospectus. To the best of our knowledge, the MHC has obtained all federal banking licenses, permits and other federal banking governmental authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on the Primary Parties, taken as a whole.

          (v) Upon consummation of the Conversion and Reorganization, the Company will have authorized and outstanding Common Stock as set forth in the Prospectus, and the description of the Common Stock in the Prospectus is accurate in all material respects;

          (vi) The Plan complies in all material respects with the Conversion Regulations (or appropriate waivers have been obtained) and has been duly and validly approved and adopted by the Boards of Directors of the Primary Parties. The Plan has been duly approved by the members of the MHC and the stockholders of the Association. To the best of our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Plan or the Conversion Application pursuant to the HOLA or the Conversion Regulations.

          (vii) To the best of our knowledge, the Conversion and Reorganization will not result in the termination of insurance of the Association's deposit accounts by the FDIC and no proceedings for the termination or revocation of FDIC insurance of accounts are pending or threatened. The description of the liquidation account in the Prospectus is accurate in all material respects.

          (viii) The Agreement has been duly and validly executed and delivered by the Primary Parties. The execution and delivery of the Agreement by the Primary Parties and the consummation of the Conversion and Reorganization have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties. The Agreement is a legal, valid and binding obligation of the Primary Parties, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 6 and 7 of the Agreement may be unenforceable as against public policy as to

Trident Securities, Inc.
Page 5

     which no opinion is expressed hereby).

          (ix) The Primary Parties have all corporate power and authority necessary to perform all of their respective obligations under the Agreement and to consummate the Conversion and Reorganization. Subject to the satisfaction of the conditions to the OTS' approval of the Conversion Application and the Holding Company Application, (A) the Company has the corporate power and authority to enable the Company to offer, issue and sell the Shares in accordance with the Plan and the Prospectus, (B) the OTS has approved the Holding Company Application, and (C) to the best of our knowledge, no action has been taken or is pending and none is threatened to revoke any such authorization or approval.

          (x) Except as set forth in the Prospectus, (A) there are no pending or, to the best of our knowledge, threatened legal or governmental proceedings against or involving the assets of the Primary Parties that would have a material adverse effect on the Primary Parties, taken as a whole, (B) to the best of our knowledge, the Primary Parties are not in violation of their respective charter and bylaws, which violation would have a material adverse effect on the Primary Parties, taken as a whole, and (C) to the best of our knowledge, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of the Primary Parties in any material respect in the performance of any material obligation, agreement or condition contained in any material contract or agreement, indenture or other instrument filed as an exhibit to the Registration Statement, except where such a violation would not have a material adverse effect on the Primary Parties, taken as a whole.

          (xi) The execution, delivery and fulfillment of the terms of the Agreement and the consummation of the Conversion and Reorganization by the Primary Parties (A) do not and will not violate or conflict with the respective Certificate of Incorporation or Charter, as applicable, or Bylaws of the Primary Parties or (B) to the best of our knowledge, in any material respect, violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under (I) any material agreement, indenture or other instrument filed as an exhibit to the Registration Statement or (II) any published banking law (subject to the satisfaction of certain post-Conversion and Reorganization conditions imposed by the OTS in connection with its approval of the Conversion Application), except where such violation, conflict, breach or default would not have a material adverse effect on the Primary Parties, taken as a whole.

          (xii) The issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. The Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and the Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company. The certificates for the Shares are in proper form and comply in all material respects with applicable Delaware law and OTS regulations.

Trident Securities, Inc.
Page 6

          (xiii) Except where appropriate waivers have been received and with respect to certain post-Conversion and Reorganization reports or other materials required to be filed by the Primary Parties and any other actions required to be performed after the Closing Date, the Primary Parties have, in all material respects, satisfied, to the best of our knowledge, the conditions of approval of the Conversion Application and the Holding Company Application contained in the approval letters dated __________________, 1997 and ___________, 1997, respectively.

          (xiv) Subject to the satisfaction of the post-Conversion and Reorganization conditions in the OTS' approval of the Conversion Application and Holding Company Application, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of the Agreement, and the issuance of the Shares and consummation of the Conversion and Reorganization, except with respect to the issuance to the Association of its amended federal stock charter, the filing or submission of certain required post-Conversion and Reorganization reports or other material by the Primary Parties and as may be required under the securities laws of various jurisdictions.

          (xv) The statements in the Prospectus under the captions "Dividend Policy," "The Conversion and Reorganization," "Regulation and Supervision," "Federal and State Taxation -- Federal Taxation," "Restrictions on Acquisition of the Holding Company," "Comparison of Stockholders' Rights," and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed hereby), have been prepared or reviewed by us and are correct in all material respects;

          (xvi) The Registration Statement is effective under the 1933 Act, no stop order suspending its effectiveness has been issued under the 1933 Act, and, to the best of our knowledge, no proceedings therefor have been threatened by the Commission.

          (xvii) The Conversion Application has been conditionally approved by the OTS, and the Prospectus has been authorized for use by the OTS. To the best of our knowledge, no proceedings are pending by or before the OTS seeking to revoke or rescind the orders approving the Conversion Application or the Prospectus, nor are such proceedings threatened.

          (xviii) The Conversion Application and Prospectus comply as to form in all material respects with the requirements of the Conversion Regulations and the rules and regulations of the OTS (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, and information with respect to Trident included therein, as to which an opinion is not expressed). The Registration Statement and Prospectus comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, and information with respect to Trident

Trident Securities, Inc.
Page 7

     included therein, as to which an opinion is not expressed). To the best of our knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed.

     This opinion is being furnished to you solely for your benefit pursuant to
Section 4(c) of the Agreement. It may not be relied upon by, nor a copy of it delivered to, any other party, without our prior written consent. This opinion is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE



                                    By:
                                         Christopher J. Zinski

                                                                       EXHIBIT D
                                                                       ---------



                                    ______________, 1997


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

     Re:  First Missouri Financial, M.H.C.
          Mutual-to-Stock Conversion
          --------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to First Missouri Financial, M.H.C., a federally-chartered-mutual-holding company (the "MHC"), in connection with the MHC's conversion from the mutual form to the stock form of organization, the concurrent formation of Equality Bancorp, Inc., a Delaware corporation (the "Company"), as the holding company for Equality Savings and Loan Association, F.A. (the "Association"), and the issuance and sale of ______________ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock").

     This letter is delivered to you pursuant to Section 4(c) of that certain Agency Agreement, dated ___________, 1997, by and among the MHC, the Company, the Association and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     In connection with the preparation of the S-1 Registration Statement of EBI (Registration No. 333-30469), including the Prospectus contained therein, filed with the Securities and Exchange Commission (the "Commission") on June 30, 1997, and amendment thereto (the "Registration Statement"), and the Application for Conversion filed with the Office of Thrift Supervision (the "Office") on July 1, 1997, and amendment thereto (the "Conversion Application"), we have examined various documents and other papers and participated in conferences or discussions with representatives of the MHC, the Company, the Association, and Trident, in which conferences and discussions the contents of the Registration Statement and related matters were discussed. We also have examined the certificates and other documents delivered at the closing.

     We have not certified, and are not hereby passing upon and do not hereby assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement; and we have not made an independent investigation of facts for the purpose of rendering this letter. We confirm, however, that in the course of our examination and during the conferences referred to above, no facts came to our attention that lead us to believe that the Conversion Application or the Registration Statement (except as to financial statements, notes to financial statements, financial tables and other financial and statistical

Trident Securities, Inc.
Page 2

data, including the appraisal, and information with respect to Trident contained therein), at the time each became effective and at the time any post-effective amendment thereto became effective or on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended or supplemented, if amended or supplemented (except as to financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, and information with respect to Trident contained therein) at the time the Registration Statement became effective or at the time the Prospectus and any amendment or supplement to the Prospectus was filed with the Commission or the OTS or transmitted to the Commission or the OTS for filing or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     This letter is being furnished to you solely for your benefit pursuant to
Section 4(c) of the Agreement. It may not be relied upon by, nor a copy of it delivered to, any other party, without our prior written consent. This letter is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.


                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE


                                    By:
                                        ----------------------
                                        Christopher J. Zinski

                                                                       EXHIBIT E
                                                                       ---------


                               ___________, 1997



Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina   27609

     Re:  First Missouri Financial, M.H.C.
          Mutual-to-Stock Conversion
          -------------------------------

Ladies and Gentlemen:

     We have acted as local counsel to First Missouri Financial, M.H.C., a federally-chartered-mutual-holding company (the "MHC"), in connection with the MHC's conversion from the mutual form to the stock form of organization, the concurrent formation of Equality Bancorp, Inc., a Delaware corporation (the "Company"), as the holding company for Equality Savings and Loan Association, F.A. (the "Association"), and the issuance and sale of ______ shares of the Company's authorized but unissued common stock, $0.01 par value (the "Common Stock"), as more fully described in the Company's registration statement on Form S-1, Registration No. 333-30469, as amended by pre-effective amendment no. 1 thereto (the "Registration Statement"), and the related final prospectus dated ________, 1997 (the "Prospectus") in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"). The MHC, the Association and the Company are referred to herein as the Primary Parties.

     This opinion is being delivered to you pursuant to Section 5(d) of that certain Agency Agreement, dated ___________, 1997, by and among the MHC, the Association, the Company and Trident Securities, Inc. ("Trident") (the "Agreement"). Except as specifically defined herein, all capitalized terms used in this letter shall have the meanings given them under the Agreement.

     We have examined and relied upon such other documents and instruments, including certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

     As to the factual basis for those parts of our opinion that are stated to be qualified with the statement "to the best of our knowledge," or "to our knowledge" or words of similar import, we have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Primary Parties, Equality Mortgage Corporation ("EMC"), Equality Commodity Corporation ("ECC") and Dutch Town Development Co. ("DTDC") (EMC, ECC and DTDC are collectively referred to herein as the "Subsidiaries") and upon the accuracy of the representations and warranties contained in the Agreement. As to references in our opinion to "pending" matters or to future actions or events, such as references to "will be complied with," or "will have" or words of similar import, we

Trident Securities, Inc.
Page 2


have relied upon, without independent verification, the accuracy of the relevant facts stated in certificates or comparable documents of officers of the Primary Parties and the Subsidiaries. Although we have made no verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified.

     As to the opinion in paragraph (x), we have not regarded any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Primary Parties or the Subsidiaries, as the case may be, or to us, a present intention to initiate such litigation or proceeding.

     On the basis of and subject to the foregoing and the qualifications stated below, we are of the following opinion.

          (i) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, and each of their Articles of Incorporation and Bylaws comply in all material respects with Missouri law.

          (ii) Each Subsidiary has full power and authority to own, lease and operate its properties and to conduct its business as such properties and business are described in the Prospectus.

          (iii) To the best of our knowledge, each Subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as described in the Prospectus, all of which are in full force and effect, except where the failure to obtain such licenses, permits or governmental authorizations would not have a material adverse effect on EMC, ECC or DTDC, as applicable.

          (iv) Except as set forth in the Prospectus, (A) there are no pending or, to the best of such counsel's knowledge, threatened legal or governmental proceedings against or involving the assets of any of the Primary Parties or the Subsidiaries that would have a material adverse effect on the Primary Parties, taken as a whole, and the Subsidiaries, taken as a whole (B) to the best of our knowledge, the Primary Parties and the Subsidiaries are not in violation of their respective charter and bylaws, which violation would have a material adverse effect on the Primary Parties, taken as a whole, or the Subsidiaries, taken as a whole, and (C) to the best of our knowledge, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default, on the part of the Primary Parties or the Subsidiaries in any material respect in the performance of any material obligation, agreement or condition contained in any material contract or agreement, indenture or other instrument filed as an exhibit to the Registration Statement, except where such a violation would not have a material adverse effect on the Primary Parties, taken as a whole, and the Subsidiaries, taken as a whole.

          (v) The issuance of the capital stock of ECC and EMC to the Association and the issuance of capital stock of DTDC to ECC have been duly and validly authorized by all necessary corporate action on the part of the EMC, ECC and DTDC, and is validly issued, fully paid, nonassessable and good title thereto has be transferred by ECC, EMC and DTDC, free and clear of all claims, encumbrances, security interests and liens

Trident Securities, Inc.
Page 3


     created by any of them.

          (vi) The statements in the Prospectus under the caption "Federal and State Taxation -- State Taxation" are correct in all material respects.

     This opinion is being furnished to you solely for your benefit pursuant to
Section 4(c) of the Agreement. It may not be relied upon by, nor a copy of it delivered to, any other party, without our prior written consent. This opinion is based upon the law and our knowledge of the facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

     The foregoing opinions are limited to the laws of the State of Missouri, and we express no opinion with respect to the law of any other jurisdiction.

                                       Very truly yours,

                                       JULIUS A. BERG, P.C.



                                       By:
                                            Julius A. Berg